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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): December 30, 2005


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                           36-3972986
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                             9900 WEST 109TH STREET
                                    SUITE 600
                             OVERLAND PARK, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 8.01. OTHER EVENTS.

     On December 30, 2005 (the "Closing Date"), Salt Union Ltd. ("Salt Union"), a subsidiary of Compass Minerals International, Inc. (the "Company") and the Company sold their evaporated salt business in Weston Point, Cheshire and certain assets including, but not limited to, customer receivables, inventory, property, plant and equipment, intellectual property, books and records and other assets net of working capital liabilities to INEOS Enterprises Limited ("INEOS").

     The sale was accomplished pursuant to an asset purchase agreement (the "Agreement"). Under the terms of the Agreement, Salt Union received a cash payment of (pound)21.1 million ($36.3 million), subject to a working capital adjustment. The sale is expected to result in a pre-tax gain of $3 million to $5 million for the Company. The Company expects to use approximately $4 million of the proceeds to fund Salt Union's pension plan with the remainder to be used for general corporate purposes, including debt reduction.

     The Agreement includes customary representations and warranties, covenants and indemnification provisions. Salt Union and the Company retained certain liabilities relating to pre-closing operations of the business and made certain warranties with respect to the business acquired by INEOS (subject, in the case of most warranties, to a combined (pound)3 million limit). In addition, Salt Union and the Company entered into a noncompetition agreement generally related to the products of the business sold in the primary markets served by that business.

     The Company issued a press release announcing the sale of this evaporated salt business. The press release is attached hereto as Exhibit 99.1 and is also incorporated herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Number      Description

99.1 Press Release dated as of January 3, 2006 of Compass Minerals International, Inc.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COMPASS MINERALS INTERNATIONAL, INC.

Date: January 6, 2006                       /s/ Rodney L. Underdown
                                            ------------------------------------
                                            Rodney L. Underdown
                                            Vice President, Chief Financial
                                            Officer and Secretary